UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2009

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida	33782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On June 17, 2009, First Community Bank Corporation of America (“First Community”) terminated its $12 million credit facility with Silverton Bridge Bank N.A., Atlanta, Georgia, and repaid the $2 million principal amount outstanding under the facility.

The $12 million credit facility, dated February 27, 2007, was for a term of 36 months with an interest rate of 1.80% over LIBOR, adjusted monthly and paid quarterly. Collateral was 100% of the stock of First Community’s subsidiary bank, First Community Bank of America.

Silverton Bridge Bank N.A. was created by the Federal Deposit Insurance Corporation (the “FDIC”) after Silverton Bank N.A., Atlanta, Georgia (“Silverton Bank”), was closed by the Office of the Comptroller of the Currency and the FDIC was appointed as receiver on May 1, 2009. At the time that the FDIC was appointed receiver of Silverton Bank, First Community was not in compliance with one of its loan covenants. The FDIC advised First Community that it was in default and that it reserved all rights under the loan documents for any and all remedies including, upon prior notice to First Community, the acceleration of the outstanding balance. Furthermore, the FDIC advised that it intended to sell all of the assets of Silverton Bank. Therefore, First Community’s Board of Directors elected to repay the $2 million principal amount outstanding under the facility and terminate the credit facility.

There were no early termination penalties incurred by First Community in connection with the repayment or the termination of the credit facility.

Item 5.02	Compensatory Arrangements of Certain Officers.

As previously reported in First Community’s April 6, 2009 Proxy Statement, on February 17, 2009, the Board of Directors of First Community Bank Corporation of America terminated its 2005 Stock Plan and cancelled all grants made thereunder. The 2005 Stock Plan was adopted by First Community’s Board of Directors on October 17, 2005 and approved by its shareholders at the 2006 Annual Meeting of Shareholders. At the time of cancellation, options covering 220,500 shares had been issued to First Community’s directors under the 2005 Stock Plan. Due to erratic market conditions, the conditions of the national, state and local economies, and out of a desire to evaluate and consider compensation plan options more appropriate to the current economy and regulatory environment as a result of First Community’s participation in TARP, the Board elected to terminate the 2005 Stock Plan and cancel all of the unexercised options granted thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Community Bank Corporation of America
(Registrant)
Date December 1, 2009

	By:	/S/ KENNETH P. CHERVEN
(Signature)*
Kenneth P. Cherven
President & Chief Executive Officer